UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 18, 2018

BJ’S WHOLESALE CLUB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38559	45-2936287
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Research Drive, Westborough, MA	01581
(Address of principal executive offices)	(Zip Code)

(774) 512-7400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2018, Tommy Yin tendered his resignation from the Board of Directors (the “Board”) of BJ’s Wholesale Club Holdings, Inc. (the “Company”) effective the same day. Mr. Yin’s decision was not due to any disagreement with the Company’s management or Board.

On December 19, 2018, the Board of the Company, upon recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Christopher H. Peterson as a director to serve on the Board and as Chair of the Audit Committee. Mr. Peterson has been designated as a Class I director to serve in accordance with the Company’s By-Laws until the Company’s annual meeting of stockholders to be held in 2019 and until his successor has been duly elected and qualified, or until his earlier death, disqualification, removal or resignation.

Mr. Peterson currently serves as Executive Vice President, Chief Financial Officer at Newell Brands Inc. Prior to joining Newell Brands in 2018, Mr. Peterson was Chief Operating Officer, Operations at Revlon, Inc., where he helped lead the brand’s global supply chain, finance and IT functions. Earlier in his career, he served as President, Global Brands at Ralph Lauren Corp. and, prior to that, spent 20 years at Procter & Gamble Co. in various roles of increasing responsibility. He holds a B.S. from Cornell University in operations research and industrial engineering.

In accordance with the Company’s compensation policy for non-employee directors, Mr. Peterson will receive: (i) annual cash compensation of $85,000 for his service as a director and reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board; (ii) annual cash compensation of $25,000 for his service as a Chair of the Audit Committee; and (iii) an initial award of restricted stock units in an amount equal to the value of $72,493.15, which value represents the prorated portion of $140,000, consistent with the provisions of the Company’s non-employee director compensation policy. Mr. Peterson entered into a standard form indemnification agreement with the Company, in the form that is filed as Exhibit 10.26 to the Company’s Registration Statement on Form S-1 (File No. 333-227504), filed with the Securities and Exchange Commission on September 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2018	BJ’S WHOLESALE CLUB HOLDINGS, INC.

	By:	/s/ Graham N. Luce
	Name:	Graham N. Luce
	Title:	Senior Vice President, Secretary